UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2013

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Delaware	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8200
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)(d)            On June 19, 2013, the Company announced that Robert W. Decherd, 62, will retire as the Company’s Chairman, President and Chief Executive Officer effective September 11, 2013. Effective as of that date, James M. (Jim) Moroney III, 56, shall succeed Mr. Decherd as Chairman, President and Chief Executive Officer. Mr. Moroney has served as the Company’s executive vice president since December 2007 and as publisher and CEO of The Dallas Morning News, a subsidiary of the Company, since June 2001. Previously, Mr. Moroney held several executive positions with Belo Corp., including president of Belo Interactive, Inc. from its formation in May 1999 until June 2001, executive vice president of Belo Corp. from July 1998 through December 1999, with responsibilities for Finance, Treasury, and Investor Relations, and president/Television Group from January 1997 through June 1998, with responsibility for the operations of all of Belo’s television stations. Mr. Moroney is currently a director on the board of Belo Corp., having joined the board in February 2008, and he serves on the boards of Newspaper Association of America, the American Press Institute, the Associated Press, the Advisory Board of the College of Communications at the University of Texas, The Dallas Foundation, the Bishop’s Finance Council of the Catholic Diocese of Dallas, and the State Fair of Texas. Mr. Moroney, as Chairman of the Board, will become a Class I member of the Board of Directors, effective as of September 11, 2013. He will stand for election at the Company’s 2014 annual meeting of shareholders. Mr. Moroney’s extensive knowledge and experience in the media industry, finance, technology, and his broad leadership and business experience gained through his service as a member of private and non-profit boards all serve to strengthen the Board’s collective qualifications, skills, and experience.

Mr. Decherd will become Vice Chairman of the Board of Directors and continue to serve as a Class III member of the Board of Directors. In connection with Mr. Moroney’s appointment to the Board of Directors, John A. Beckert, who is currently a Class I director, will become a Class III director and stand for election at the Company’s 2014 annual meeting of shareholders.

The family relationships among the Company’s directors and named executive officers are as follows: Mr. Decherd and Mrs. Dealey D. Herndon, a member of the Company’s Board of Directors, are brother and sister; Mr. Moroney is their second cousin. The Company and Belo Corp. are parties to a separation and distribution agreement, a services agreement, a tax matters agreement and an employee matters agreement, effective as of the spin-off date. Under the services agreement, the Company and Belo Corp. (or their respective subsidiaries) provide each other with various services and/or support. Payments made or other consideration provided in connection with all continuing transactions between the parties are at arms’ length. The cash flows between the Company and Belo Corp. are not significant to the Company’s ongoing operations. The Company and Belo Corp. co-own certain investments in third-party businesses. As of May 31, 2013, the Company’s aggregate investment in these third party businesses was approximately $5.3 million.

A copy of the announcement press release is furnished with this report as Exhibit 99.1.

(e)     In connection with his appointment as Chairman, President and Chief Executive Officer, Mr. Moroney’s annual base compensation has been set at $600,000, effective September 1, 2013. Mr. Moroney will continue to participate in the Company’s 2008 Incentive Compensation Plan (ICP), which for 2013 operates substantially as described in the Company’s proxy statement dated April 2, 2013. His target cash bonus opportunity has been set at 85% of his base salary for the period from September 1, 2013 through December 31, 2013. The payment of up to 50 percent of Mr. Moroney’s cash bonus opportunity is based on the Company’s financial performance, and 50 percent is dependent on the attainment of his individual non-financial performance objectives. Financial performance for the period of September 1, 2013 through December 31, 2013 will be based upon Company consolidated earnings before interest, taxes, depreciation, amortization and other income and expense (EBITDA). His 2013 individual non-financial objectives for the period September 1, 2013 through December 31, 2013 reflect his new responsibilities. For the first eight months of 2013, Mr. Moroney will continue to be eligible to receive a pro rata target bonus calculated in accordance with his current compensation arrangements. In addition, on September 11, 2013, Mr. Moroney will receive a pro-rata award of long-term incentive grants with a value of $475,000, which, in addition to his current level of LTI award, represents an annualized LTI value of $975,000. This award will be payable one-half in the form of time-based cash awarded outside of the ICP and one-half in the form of restricted stock units (RSUs) under the ICP. The time-based cash award vests one-half on December 31, 2013 and one-half on December 31, 2014. The RSUs vest 40% on the third trading day following the annual earnings release date for the year ending December 31, 2013, and vest 30% on the third trading day following each annual earnings release date for the years ending December 31, 2014 and 2015.

For the remainder of 2013, Mr. Decherd will facilitate a transition of responsibilities to Mr. Moroney, and will be compensated at his current levels, including a full-year bonus opportunity based on the Company’s 2013 consolidated EBITDA and his Individual Non-Financial Objectives. Beginning January 1, 2014, Mr. Decherd will receive an annual salary of $300,000. It is expected that Mr. Decherd will serve as Vice Chairman of the Board until December 31, 2016, when he will step down in that capacity and continue to serve as a member of the Board of Directors. In addition, beginning January 1, 2014 and continuing until his retirement as a director of the Company, the Company will provide to Mr. Decherd an office and an executive assistant. A copy of Mr. Decherd’s arrangements is filed herewith as Exhibit 10.1.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the appointment of Mr. Decherd as Vice Chairman of the Board, effective June 17, 2013, Article VIII of the Company’s Amended and Restated Bylaws has been amended to: (i) reference the title of Vice Chairman of the Board in Section 4; and (ii) add a new Section 10 that sets forth the title and duties of Vice Chairman. The remaining sections of Article VIII have been renumbered. The full text of Amendment No. 1 to the Company’s Amended and Restated Bylaws is filed herewith as Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment No. 1 to Amended and Restated Bylaws of A. H. Belo Corporation
10.1	Robert W. Decherd Compensation Arrangements dated June 19, 2013
99.1	Press Release dated June 19, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 19, 2013	A. H. BELO CORPORATION

	By:	/s/ Alison K. Engel
Alison K. Engel
Senior Vice President/Chief Financial Officer

EXHIBIT INDEX

3.1	Amendment No. 1 to Amended and Restated Bylaws of A. H. Belo Corporation
10.1	Robert W. Decherd Compensation Arrangements dated June 19, 2013
99.1	Press Release dated June 19, 2013